UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2004

Logan County BancShares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 2-95114	55-0660015
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

43 Washington Avenue
Logan, West Virginia 25601
(Address of Principal Executive Offices)

(304) 752-1166
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01              OTHER EVENTS

                                On December 14, 2004, Logan County BancShares, Inc. (the “Company”) announced its intention to engage in a corporate reorganization commonly known as a “going private” transaction.  The transaction will be structured as a merger transaction with a “shell” corporation merging into the Company.  The purpose of this transaction is to allow the Company to go private under federal securities laws.  Under the proposed going private transaction, stockholders who own less than 200 shares will receive cash for their shares.  Stockholders who own 200 or more shares will continue to be stockholders of the Company.  The exact terms of the going private transaction have not been finalized.  On December 14, 2004, the Company mailed a letter to its shareholders announcing its intention to engage in the merger transaction.

                                The Company intends to call a special stockholders meeting in the near future to consider the going private transaction.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

	99.1	Letter to Logan County BancShares Inc. stockholders dated December 14, 2004

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGAN COUNTY BANCSHARES, INC.

Date:	December 14, 2004	By:	/s/	Eddie Canterbury

Eddie Canterbury

Chief Executive Officer